Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

In connection with the annual Report of Marpai, Inc. on Form 10-K, for the period ending December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Steve Johnson, Chief Financial Officer of Marpai, Inc., certify, pursuant to 18 U.S.C. § 1350, that, to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Marpai, Inc.

Date: March 25, 2026	/s/ Steve Johnson
Steve Johnson
(Principal Financial and Accounting Officer)